EXHIBIT 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common stock, par value $0.0001 per share, of SIGA Technologies, Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 13, 2020

Esopus Creek Value Series Fund LP – Series A
By: Esopus Creek Advisors, LLC, its general partner

By:/s/ Andrew L. Sole
    Andrew L. Sole, as Managing Member

Rainy Daze LLC
By: Esopus Creek Management LLC, its investment manager

By: /s/ Andrew L. Sole
    Andrew L. Sole, as Managing Member

Esopus Creek Management LLC

By: /s/ Andrew L. Sole
    Andrew L. Sole, as Managing Member

Hutch Master Fund Ltd.
By: Hutch Capital Management LLC

By: /s/ Paul Saunders, Jr.
    Paul Saunders, Jr., as Managing Member

Hutch Capital Management LLC

By: /s/ Paul Saunders, Jr.
    Paul Saunders, Jr., as Managing Member

By:/s/ Andrew L. Sole____________
Andrew L. Sole, a natural person

By:/s/ Paul Saunders, Jr.
Paul Saunders, Jr., a natural person